EXHIBIT 10.4

October 15, 2004

Clinical Data Sales & Service, Inc.
2 Thurber Boulevard
Smithfield, Rhode Island 02917

Re: Fifth Amendment

Gentlemen:

Clinical Data Sales & Service, Inc., a Delaware corporation ("Borrower") and LaSalle Business Credit, LLC, a Delaware limited liability company, ("Lender") have entered into that certain Loan and Security Agreement dated March 31, 2003 (the "Security Agreement"). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) Subparagraph (4)(c)(v) of the Agreement is deleted in its entirety and the following is substituted in its place:

(v) Transaction Fee: Borrower shall pay to Lender a transaction fee of Five Hundred and No/100 Dollars ($500.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Lender, which fee shall be fully earned and payable on the date of this Amendment.

(b) Subparagraph (14)(b) of the Agreement is deleted in its entirety and the following is substituted in its place:

(b) Capital Expenditure Limitations.
Borrowers and their Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures would exceed Five Hundred Thousand and No/100 Dollars ($500,000) during any Fiscal Year; provided, however, Borrower may make an additional Capital Expenditure in Fiscal Year 2005 of up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) for the leasing of Equipment from Americorp Financial.

2. This Amendment shall not become effective until fully executed by all parties hereto.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.
LASALLE BUSINESS CREDIT, LLC By Title

ACKNOWLEDGED AND AGREED TO
this 25th day of October, 2004:

CLINICAL DATA SALES & SERVICE, INC.

By

Title _______________________